EXHIBIT 99.1

[AMERICAN HOME MORTGAGE LOGO]


FOR IMMEDIATE RELEASE
---------------------


           American Home Mortgage Reports Fourth Quarter 2003 Results

                    Fourth Quarter Earnings Per Share $0.59

        Full Year Earnings Per Share of $4.07 Exceeded Previous Guidance

    Reaffirms 2004 Earnings Per Share Guidance of $3.15 - $3.30 and Dividend
                               Guidance of $2.20


Melville, NY (January 29, 2004) -- American Home Mortgage Investment Corp., (NYSE: AHH), a mortgage REIT, today announced results for the year ended and fourth quarter ended December 31, 2003.

YEAR ENDED 2003 FINANCIAL HIGHLIGHTS
------------------------------------

      o Net earnings for the year were $73.8 million, compared to $39.5 million for 2002, an increase of 86.8%.

      o Earnings per diluted share for the year was $4.07 per share, compared to $2.65 per share for 2002, an increase of 53.6%.

      o Revenue for the year was $432.1 million, compared to $232.8 million for 2002, an increase of 85.6%.

      o     Dividends per share in 2003 was $0.91 compared to $0.15 in 2002.


FOURTH QUARTER FINANCIAL HIGHLIGHTS
-----------------------------------

      o Net earnings for the fourth quarter were $11.9 million, compared to $13.5 million for the fourth quarter of 2002, a decrease of 11.9%

      o Earnings per diluted share for the fourth quarter was $0.59 per share, compared to $0.80 per share for the fourth quarter of 2002, a decrease of 26.3%.

      o Revenue for the fourth quarter was $86.2 million, compared to $84.7 million for the fourth quarter of 2002, an increase of 1.8%.

      o Book value per share rose to $15.70 at December 31, 2003, compared to $9.82 at December 31, 2002.

      o Dividends per share was $0.55 and paid on January 16, 2004 to shareholders of record on January 2, 2004.

OPERATING STATISTICS
--------------------

                                                Year Ended December 31st
                                                ------------------------

                                                2003             2002
                                                ----             ----
Loan Originations                               $21.7 billion    $12.2 billion
Loans Sold                                      $20.8 billion    $12.3 billion
Loan Originations Held for Interest Income      $0.6 billion     ---
Applications Accepted                           $30.3 billion    $18.5 billion


                                                Three Months Ended December 31st
                                                --------------------------------

                                                2003             2002
                                                ----             ----
Loan Originations                               $4.1 billion     $4.6 billion
Loans Sold                                      $4.0 billion     $4.7 billion
Loan Originations Held for Interest Income      $0.6 billion     ---
Applications Accepted                           $5.8 billion     $5.8 billion


                                                     December 31st
                                                     -------------

                                                2003             2002
                                                ----             ----

Application Pipeline                            $4.0 billion     $4.0 billion
Mortgage   Servicing   Portfolio  -  Total      $9.5 billion     $9.3 billion
  with Warehouse
Mortgage  Servicing  Portfolio  - Loans         $8.3 billion     $8.5 billion
   Sold or Securitized
   Weighted average note rate                   5.72%            6.82%
   Weighted average service fee                 .347%            .349%
Number of Branches                              272              131


FOURTH QUARTER HIGHLIGHTS
-------------------------

Michael Strauss, Chairman and Chief Executive commented, "The fourth quarter of 2003 was perhaps the most important in our company's history in that we reorganized the company into a real estate investment trust and acquired Apex Mortgage Capital. As a result, our company now has three synergistic businesses: mortgage holdings, mortgage originations and mortgage servicing. Together, these businesses leave us well balanced, with strong potential in multiple interest rate environments, and greatly reduce our reliance on the mortgage origination cycle. Our mortgage holdings business will source its assets from our origination business at a lower cost than could be achieved if similar assets were purchased in the capital markets. The projected result is that our holdings will produce an attractive yield with reduced risk. Our mortgage origination business will benefit from being able to source loans for our holdings business, while our servicing business will earn revenue as the servicer of the mortgage holdings business' assets. Finally our REIT status will cause the net interest income from our holdings business to be largely exempt from corporate tax."

Mr. Strauss continued, "While the fourth quarter was a period of reorganization, American Home still achieved solid financial results that exceeded our earnings guidance. The solid results were realized despite a number of factors that reduced earnings. First among these were sharply lower mortgage originations due to higher interest rates. Also reducing quarterly earnings were a relatively lower yield on our newly acquired mortgage holdings, and further write-downs of assets associated with our origination pipeline. Our mortgage holdings produced a relatively lower yield because they were not yet self-originated, but were primarily purchased assets. We expect that a large portion of our holdings will be self-originated by the end of the first quarter. Fourth quarter results were benefited by profits from mortgage servicing due to lower amortization costs and the recovery of previously recorded impairment."

Stephen Hozie, Chief Financial Officer added, "During the quarter, earnings per share were $0.59, net earnings were $11.9 million, and revenue was $86.2 million. Loan originations were $4.1 billion compared to $7.0 billion during the third quarter, a decline of 41%. This compares favorably to the industry as a whole, which saw originations fall 47%, and is the result of further growth in our origination capabilities."

Mr. Hozie continued, "For the full year 2003 American Home not only achieved record financial results in revenues, net earnings and earnings per share, but also surpassed its previously announced earnings guidance. "We are extremely pleased with these results. We also are pleased that we have been able to reduce operating costs by streamlining our operations, as we work to align our origination capacity with the anticipated reduction in 2004 origination volumes."


EARNINGS GUIDANCE
-----------------

American Home reaffirms its 2004 earnings guidance of $3.15 to $3.30 per share and its dividend guidance of $2.20 per share. The company's projected segment results for 2004 are as follows:

                    After-Tax Projected Earnings by Segment
                             (amounts in millions)


                                                     2003            2004
                                                     ----            ----
Net Interest Income from Mortgage Holdings           $1.0         $36 - $40
Loan Production                                      $82.5        $36 - $40
Loan Servicing                                       ($9.7)       $5  - $ 8
                                                     -----        ----------
Total Earnings                                       $73.8        $81 - $86
Average Diluted Shares Outstanding                    18.1         25.8



Earnings guidance does not include growing market share above today's run rate.

American Home Mortgage expects that in 2004 its quarterly earnings from mortgage holdings will grow as self-originated assets are substituted for purchased assets, while its earnings from mortgage originations will be seasonal, with lower earnings in the first and fourth quarters and higher earnings in the second and third quarters. American Home hereby provides supplemental guidance that its first quarter, 2004 earnings are projected to be $0.55 to $0.65 per fully diluted share while its first quarter dividend is expected to be $0.55 per share.

During the first 18 business days of the first quarter 2004, average daily raw applications were $112.9 million which would equate to a run-rate of $7.1 billion for the first quarter compared to actual applications of $5.8 billion for the fourth quarter. The relatively high application run rate during January has been in response to the recent drop in interest rates and is not expected to continue throughout the quarter. Consequently actual first quarter applications are expected to be less than $7.1 billion.

OTHER NEWS
----------

      o On December 3, American Home completed the acquisition of Apex Mortgage Capital, Inc. and reorganized into a newly formed mortgage REIT called American Home Mortgage Investment Corp.

      o On December 4, the newly formed mortgage REIT American Home Mortgage Investment Corp. began trading on the New York Stock Exchange under the symbol "AHH."

      o On December 10, the Board of Directors adopted a dividend policy of a regular quarterly dividend of $0.55 per share, and declared a quarterly cash dividend of $0.55 per share for the fourth quarter, 2003 payable on January 16, 2004.


CONFERENCE CALL TODAY
---------------------

American Home will hold an investor conference call to discuss earnings at 10:30 a.m., Eastern Time, today January 29, 2004. Interested parties may listen to the call by visiting the American Home corporate website www.americanhm.com Shareholder Information section to listen to the conference call webcast live. A replay of the call will be available after 1:00 p.m., Eastern Time, January 29, 2004, through midnight Eastern Time on February 12, 2004. Please contact John Lovallo at Ogilvy Public Relations Worldwide at 212-880-5216 or john.lovallo@ogilvypr.com with any questions.


ABOUT AMERICAN HOME MORTGAGE

American Home Mortgage Investment Corp. (NYSE: AHH) is a mortgage real estate investment trust focused on earning net interest income from self-originated mortgage backed securities, and through its taxable subsidiaries, on originating and servicing mortgage loans for institutional investors. Mortgages are originated though a network of 272 loan production offices as well as through mortgage brokers and are serviced at the Company's Columbia, Maryland servicing center. For additional information, please visit the Company's Web site at www.americanhm.com.

                                      ###

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains statements about future events and expectations, which are "forward-looking statements." Any statement in this release that is not a statement of historical fact, including, but not limited to earnings guidance and forecasts, projections of financial results, and expected future financial position, dividends and dividend plans and business strategy, is a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause American Home's actual results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specific factors that might cause such a difference include, but are not limited to: the potential fluctuations in American Home's operating results; American Home's potential need for additional capital, the direction of interest rates and their subsequent effect on American Home's business, federal and state regulation of mortgage banking; competition; American Home's ability to attract and retain skilled personnel; and those risks and uncertainties discussed in filings made by American Home with the Securities and Exchange Commission. Such forward-looking statements are inherently uncertain, and shareholders must recognize that actual results may differ from expectations. American Home does not assume any responsibility to issue updates to the forward-looking statements discussed in this press release.

AMERICAN HOME MORTGAGE CONTACT:
John D. Lovallo
Senior Vice President
Ogilvy Public Relations Worldwide
212-880-5216
john.lovallo@ogilvypr.com


                  -Financial Tables Follow on Next Two Pages-


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                     AMERICAN HOME MORTGAGE INVESTMENT CORP.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                        (In thousands except share data)
                                   (Unaudited)




                                                        Three Months Ended                  Year Ended
                                                           December 31,                     December 31,
                                                     2003               2002            2003            2002
                                                     ----               ----            ----            ----
Gain on sales of loans and securities              $59,166            $79,631         $382,236         216,595
Interest income - net                               11,378              9,985           45,148          23,671

Loan servicing fees                                 10,196             11,963           43,008          25,139
Amortization and impairment                          3,828            (19,074)         (45,490)        (36,731)
                                                   -------            -------         --------          ------
    Net loan servicing fees                         14,024             (7,111)          (2,482)        (11,592)
                                                   -------            -------         --------          ------
Other                                                1,637              2,194            7,229           4,147
                                                   -------            -------         --------          ------
Total revenues                                      86,205             84,699          432,131         232,821
                                                   -------            -------         --------          ------
Salaries, commissions and benefits,net              43,388             38,997          204,939         106,895
Occupancy and equipment                              7,373              4,981           27,015          15,506
Data processing and communications                   3,691              2,426           13,201           7,853
Office supplies and expenses                         2,885              2,214           13,312           6,511
Marketing and promotion                              3,403              2,584           12,239           7,996
Travel and entertainment                             1,964              1,682            9,964           4,587
Professional fees                                    1,715              2,039            7,547           5,443
Other                                                4,656              3,982           21,897          10,470
                                                   -------            -------         --------          ------
Total expenses                                      69,075             58,905          310,114         165,261
                                                   -------            -------         --------          ------
Net income before income taxes                      17,130             25,794          122,017          67,560
Income taxes                                         5,219             12,285           48,223          28,075
                                                   -------            -------         --------          ------
Net income                                        $ 11,911           $ 13,509         $ 73,794        $ 39,485
                                                   =======            =======         ========          ======


Per share data:
  Basic                                             $ 0.60            $  0.81         $   4.16         $  2.72
  Diluted                                           $ 0.59            $  0.80         $   4.07         $  2.65
  Weighted average number of shares - basic     19,875,716         16,690,584       17,727,253      14,508,515
  Weighted average number of shares - diluted   20,356,211         16,970,908       18,113,397      14,891,001



                    AMERICAN HOME MORTGAGE INVESTMENT CORP.
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                        (In thousands except share data)
                                  (Unaudited)




                                             December 31,     September 30,       December 31,
                                                 2003             2003                 2002
                                                 ----             ----                 ----

ASSETS
  Cash and cash equivalents                  $    53,148      $   49,583         $    24,416
  Mortgage backed securities                   1,763,628               -                   -
  Mortgage loans, net                          1,209,314       1,667,486             811,188
  Mortgage servicing rights, net                 117,788         103,021             109,023
  Goodwill                                        83,445          54,930              50,932
  Other assets                                   175,067         142,632             123,491
                                             -----------      ----------          ----------
Total assets                                 $ 3,402,390      $2,017,652         $ 1,119,050
                                             ===========      ==========          ==========


Liabilities
  Warehouse lines of credit                  $ 1,148,260      $1,530,110         $   728,466
  Reverse repurchase agreements                1,344,327               -                   -
  Payable for securities purchased               259,701               -                   -
  Notes payable                                   73,155          66,430              68,261
  Other liabilities                              178,977         194,565             158,227

Stockholders' equity                             397,970         226,547             164,096
                                             -----------      ----------          ----------

Total liabilities and stockholders' equity   $ 3,402,390      $2,017,652         $ 1,119,050
                                             ===========      ==========          ==========

Number of shares outstanding - Basic          25,354,277      17,305,815          16,717,459


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